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                                                                     EXHIBIT 3.9

                          CERTIFICATE OF INCORPORATION

                                    ARTICLE I

     The name of the corporation is Source Interlink Companies, Inc. (the "CORPORATION").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

     SECTION 1. The total number of shares of all classes of stock which the Corporation is authorized to issue is 102,000,000 shares consisting of: (a) 100,000,000 shares of common stock, par value $0.01 per share (the "COMMON STOCK"), and (b) 2,000,000 shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding Common Stock, voting together as a single class.

     SECTION 2. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

                                    ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

     SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority conferred upon them by statute of this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     SECTION 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the above or any other provision of this Certificate of Incorporation, the Bylaws of the Corporation may not be amended, altered or repealed except in accordance with
Article X of the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall

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invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

     SECTION 3. Election of directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     SECTION 4. No stockholder will be permitted to cumulate votes at any election of directors.

     SECTION 5. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     SECTION 6. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.

     SECTION 7. Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairperson of the Board of Directors of the Corporation or (iii) the Chief Executive Officer or president (in the absence of a chief executive officer) of the Corporation.

                                   ARTICLE VII

     SECTION 1. The number of directors that constitute the whole Board of Directors shall be fixed exclusively in the manner designated by the Bylaws.

     SECTION 2. The qualifications of directors and their divisions into classes shall be specified in the Bylaws of the Corporation. If the number of directors is hereafter changed, any newly created directorships or decreases in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 3. Each director shall serve until the expiration of the term for which he or she is elected and until his or her successors has been duly elected and qualified, except in the case of the death, resignation, retirement or removal of such director.

     SECTION 4. Except as otherwise provided for or fixed by or pursuant to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only in the manner set forth in the Bylaws. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 5. Any director or the entire Board of Directors may be removed from office at such time, for such reasons, or for no reason, by the stockholders of the Corporation in the manner set forth in the Bylaws.

                                  ARTICLE VIII

     SECTION 1. To the fullest extent permitted by the DGCL as it presently exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

     SECTION 2. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person who was or is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or


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investigative, by reason of the fact that such person (or the legal representative of such person) is or was a director, officer, employee or agent of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     SECTION 3. Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE IX

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                                    ARTICLE X

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or not vote, but in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Sections 2, 5, 6 and 7 of Article SIXTH, Article SEVENTH, Article EIGHTH or this Article TEN of this Certificate of Incorporation.

                                   ARTICLE XI

     The name and the mailing address of the incorporator are as follows:

     NAME               MAILING ADDRESS
     ----               ---------------
     Frank J. Rauktis   Cohen & Grigsby, P.C.
                        15th Floor, 11 Stanwix Street
                        Pittsburgh, PA 15222

     IN WITNESS WHEREOF, Source Interlink Companies, Inc. has caused this Certificate of Incorporation to be signed by the Incorporator on this 27th day of January, 2005.

                                        By:


                                        /s/ Frank J. Rauktis
                                        ----------------------------------------
                                        Frank J. Rauktis
                                        Incorporator


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